Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of Atlantic Alliance Partnership Corp. of our report dated July 12, 2017, relating to the consolidated financial statements and schedule of Kalyx Development Inc., which is contained in that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Independent Registered Public Accounting Firm of Kalyx Development Inc.”

/s/ BDO USA, LLP

New York, New York

July 12, 2017